Exhibit 23.03

Consent of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados

March 24, 2017

Netshoes (Cayman) Limited

Rua Vergueiro 961, Liberdade

01504-001 São Paulo, São Paulo

Brazil

Ladies and Gentlemen:

We hereby consent to the reference to our name by Netshoes (Cayman) Limited (the “Company”) under the headings “Legal Matters” and “Service of Process and Enforcement of Judgments” and elsewhere in the prospectus included in the Registration Statement on Form F-1 of the Company (File No. 333-216727).

Very truly yours,

/s/ Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados
Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados